Exhibit 10.2

LEASE

THIS LEASE dated this 28th day of February, 2009 between Henry Amalgamated, LLC, the Lessor and Brownstone Publishing, LLC, the Lessee.

WITNESSETH

1. Description of Premises.

The Lessor hereby leases and demises offices and parking areas in the Firehouse Complex known as the following to the Lessee: See Exhibit ‘A’ attached hereto and made a part hereof.

2. Use of Premises.

To be used for general offices and related uses.

3. Term.

For a term of five (4) years, commencing March 1, 2009.

4. Rent.

The monthly rental shall be $37,630.00

All rent due hereunder shall be paid monthly, in advance, on or before the first day of each month beginning March 1, 2009.

In the event Lessor fails to receive the monthly rental on or before the first day that said rent is due and payable, and said monthly rental is not paid within five (5) days following Lessee’s receipt of written notification from Lessor that said monthly rental is due and payable and remains unpaid, Lessee shall pay to Lessor a five (5%) percent late charge on unpaid rental installment.

The parties hereto further covenant with each other as follows:

5. Vacation of Premises.

The Lessee will promptly pay the rent at the time and in the manner aforesaid, and at the expiration of the term will peacefully yield up to the Lessor said premises in as good order and repair as when delivered of the Lessee, damage by fire, casualty, war or insurrection, riot or public disorder, or act upon the part of any governmental authority, ordinary wear and tear, and damage by the elements excepted

6. Use and Occupation.

The Lessee covenants that no waste or damage shall be committed upon or to the demised premises, that the premises shall be used for the purposes hereinabove stated, and shall not be used or permitted to be used for any other purpose, that said premises shall not be used for any unlawful purpose and no violations of law or ordinance shall be committed thereon, that no advertisement or notice will be affixed to any part of the building without the consent of the Lessor and that any additions or improvements placed upon the premises by either party during the term, except the movable property of the Lessee, shall be the sole property of the Lessor.

Lessee agrees to comply at all times with any recommendations of Lessee’s insurance company arising out of or relating to Lessee’s use of the demised premises, to pay for any and all expenses arising out of compliance with such recommendations, and to do nothing in its use of said premises or allow anything to be done or any substance kept on said premises which would operate to increase the fire hazard.

7. Assignments and Sub-Letting.

The Lease shall not be assigned, or the demised premises underlet, without the written consent of the Lessor hereon endorsed, which consent shall not be unreasonably withheld, and such consent having been given, the Lessee shall, nevertheless, remain primarily liable to perform all covenants and conditions hereof and to guarantee such performance by its assignee or subtenant.

8. Abandonment.

If Lessee shall abandon or vacate said premises before the end of the term or any other event happen entitling Lessor to take possession thereof, Lessor will make reasonable efforts to take possession of the premises and relet same without such action being deemed an acceptance of a surrender of this lease, or in any way terminating the Lessee’s liability hereunder, and Lessee shall remain liable to pay the rent herein reserved, less the net amount realized from such reletting, after deduction of any expenses incident to such repossession and reletting.

9. Damage or Destruction.

The fire and extended casualty insurance for the demised premises shall be the responsibility of the Lessor, to have the demised premises insured and pay for the cost of the insurance premiums.

If the demised premises should be damaged or destroyed by fire or other cause, the Lessor, at its expense with the approval of the Lessee shall promptly repair and restore the demised premises to substantially the same condition and configuration the demised premises were in prior to the damage or destruction.

If the demised premises should be damaged or destroyed by fire or other cause, then the entire rents herein provided, or a fair equitable portion thereof, shall be abated until such time as the demised premises are repaired and restored. The term of this lease shall be extended for a period equal to any period during which there has been a complete abatement of rent.

If the demised premises should be damaged or destroyed by fire or other cause to such an extent that the demised premises are rendered unusable and cannot reasonably be repaired as determined by the opinion of a qualified licensed architect or registered engineer mutually appointed by Lessor and Lessee, then Lessee, shall have the right and option to cancel this lease by giving the Lessor notice of such election within thirty (30) days after the occurrence of such damage or destruction and this lease shall terminate not later than thirty (30) days after the date such notice is given, with the specific date of termination to be at the Lessee’s option.

10. Transfer by Operation of Law.

In event Lessee or any part thereof come into possession of any receiver, assignee, trustee in bankruptcy, sheriff, or other officer, by and through any court process, or by operation of law, Lessor may at his option terminate this lease at any time thereafter by notice to said Lessee and may accept rent from such receiver, trustee, assignee or officer without affecting or impairing his rights to terminate this lease at any time thereafter or impairing any other right of Lessor under this lease.

11. Eminent Domain.

If a substantial portion of the premises are condemned or taken by any public authority under the power of eminent domain, either Lessor or Lessee shall have the right as of the day possession shall be taken by such public authority to terminate this Lease by notice thereof to the other, in writing, and rent shall be paid to the date of such possession or proportionate refund made by the Lessor if rent has been paid in advance. If neither party shall elect to terminate the Lease by reason of such condemnation, the rent shall be reduced by the proportion of the floor area of the premises taken by such condemnation, and Lessor shall make all necessary repairs or alterations so as to constitute the remaining premises a complete architectural unit. All compensation awarded or paid for any taking or acquiring under the power or threat of eminent domain, whether for the whole or a part of the Premise, shall be sole property of Lessor, whether such damages shall be awarded as compensation for diminution in the value to the leasehold or to the fee of the Premise or otherwide, and Lessee hereby assigns to Lessor all of Lessee’s right, title and interest in and to any and all such compensation; provided, however, that Lessor shall not be entitled to any award specifically made to Lessee, for loss of business, taking of Lessee’s, (excluding its interest under this Lease), to the extent of the cost to Lessee, less depreciation.

12. Alterations.

Major alterations, additions or improvements to the demised premises shall be made by the Lessee without the prior written consent of the Lessor which consent shall not be unreasonably withheld. The Lessor reserves the right, before approaching any such alterations, additions or improvements that require the Lessee to furnish to Lessor a good and sufficient bond, conditioned that it will save Lessor harmless from the payment of any claims either by way of damages or liens. All of such alterations, additions or improvements shall be made solely at the expense of the Lessee, unless otherwise agreed, and Lessee agrees to protect, indemnify and save harmless the Lessor on account of any injury to third person or property, by reason of any such alterations, additions or improvements, and to protect, indemnify and save harmless the Lessor from the payment of any claim of any kind or character on account of bills for labor or material in connection therewith.

13. Lessor’s Inspection and Notice to Relet.

The Lessor shall have access to the demised premises at all reasonable times for the purposes of inspection or for making such improvements, repairs and alterations as Lessor may reasonably deem expedient, or for showing the premises to others. Furthermore, the Lessor may at any time within ninety (90) days preceding the expiration of the term of this lease affix to any suitable part of the premises a notice for letting and keep the same affixed without hindrance or molestation.

14. Right on Default.

If the Lessee shall neglect or fail to perform or observe any of the covenants contained herein, on Lessee’s part to be observed and performed, for thirty (30) days after notice by the Lessor of such breach, the Lessor may lawfully enter the premises or any part thereof and repossess the same, and expel the Lessee and those claiming under and through Lessee and remove Lessee’w effects, without being deemed guilty of any manner of trespass and upon entry as aforesaid, this lease shall terminate and shall wholly expire; provided, however, such cure period shall be only ten (10) days with respect to Lessee’s covenant to pay rent. The Lessee covenants that in case of such termination Lessee will indemnify the Lessor against all loss of rent during the residue of the term fees, which the Lessor may incur by reason of such termination, less any rent received by the lessor in connection with the reletting of said premises.

15. Non-Waiver Clause.

No waiver by Lessor of any default by Lessee shall be effective unless in writing or operate as a waiver of any other default or of the same default on a future occasion. Lessor’s acceptance of rent shall not be deemed a waiver as to any proceeding default.

16. Lessor’s Remedies.

All remedies of Lessor shall be cumulative to the full extent allowed by applicable law. No delay or omission on the part of Lessor in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lessor of any right or remedy shall preclude other or further exercise thereof, or of any other right or remedy.

17. Holdover.

It is agreed that a holding over beyond the expiration of the term herein specified shall operate as an extension of this lease from month-to-month only, with the monthly rent increasing 125% with Lessee or Lessor to give thirty (30) days written notice at the end of any month to terminate the month-to-month extension. No holdover shall be permitted without the written consent of the Lessor.

18. Light and Air.

It is agreed that this lease does not grant a continuance of light and air over any property adjoining the leased premises.

19. Lessor’s Non-Liability.

It is agreed that the Lessor shall not be liable to the Lessee or any other person on the demised premises or in the building by the Lessee’s consent, invitation or license, expressed or implied, for any damage either to person or property sustained by reason of the condition of said premises or building, or any part thereof, or arising from the bursting or leaking of any water, gas, sewer, or steam pipes, or due to the act or neglect of any employee of the Lessor, or the act of any Co-Lessee or any occupant of said building or other person therein, or due to any casualty or accident in or about said building unless resulting from the Lessor’s willful wrongful act or omission.

20. Lessee’s Liability.

The Lessee agrees to be responsible for any damage to the property of the Lessor which may result from any use of the demised premises or any act done thereon by the Lesse or any person coming or being thereon by the license of the Lessee, expressed or implied, and will also save the Lessor harmless from any liability to any other person for damage to person or property resulting from any such causes, unless resulting from the Lessor’s willful wrongful act or omission.

21. Condition and Maintenance.

Except as herein contained, no representations have been made as to the condition of the demised premises. It is agreed that the cost of maintenance and repairs shall be borne, respectively, by the Lessor and/or the Lessee, except as defined paragraph 9, as follows:

Maintenance Lessor: Lessor agrees to maintain the exterior of the leased premises (except as otherwise set forth in this paragraph 21), including the exterior walls (and paint where applicable), foundations, roof, gutters, downspouts, underground water and sewage lines, structural elements of the improvements in good condition and repair during the term of this lease, except to the extent that the acts or neglect of the Lessee or its employees, agents or invitees necessitates such repairs, which in event said damage shall be promptly repaired by Lessee,

Maintenance Lessee: The Lessee is satisfied with the conditions found herein. Lessee agrees to maintain the interior of the demised premises in substantially the same condition as at the beginning of the term excepting only reasonable wear and tear arising from proper use thereof and shall make all necessary repairs to keep the interior of the demised premises in such good order and condition. Lessee shall maintain and repair, when necessary, the air conditioning, plumbing, mechanical equipment, gas and electrical appurtenances and fixtures, and controls. Lessee shall be responsible for the prompt replacement of any broken or cracked window glass, replacing said glass with the same size, thickness, quality and tint, any interior repairs, painting or decorating 29.

22. Service and Utilities.

Lessee shall contract for and pay to have all utility services desired by Lessee connected to the demised premises. Lessee further agrees to contract for and pay all charges for electricity, gas, water, sewer charges, communications equipment and any other utilities available to Lessee at the demised premises. It is specifically agreed that Lessor shall not be liable for any interruption in utility services to the Leased Premises, except as a result of actions or negligence of lessor after 3 days of interrupted service.

23. Waste Removal.

Lessee shall be responsible for the prompt removal of its own waste, trash and debris, by legal methods, and shall promptly and strictly comply with all reasonable rules and regulations of Lessor, as well as all health, sanitary and other laws and ordinances in removing such waste from the demised premises. Lessee shall not allow its waste to be placed outside the demised premises except on days of scheduled garbage or trash pickup, unless waste is held in an outside self-contained dumpster.

Lessee shall be responsible for the proper legal storage, removal and disposal of all “hazardous substances” as defined by 42 U.S.C. S9601 et. seq. and further agrees to indemnify and hold Lessor harmless from all losses, costs, damages and expenses including reasonable attorney fees for which the Lessor may be legally liable by reason of Lessee’s use, storage removal and disposal of any “hazardous substances.” Lessee further agrees to assume the conduct and costs for the defense of any action brought against the Lessor arising out of Lessee’s use, storage, removal and disposal of “hazardous substances.” Nothing in this paragraph 23 shall be construed as changing the terms of paragraphs 2 or 6 herein or any other terms of this Lease or permitting anything to be done which by those terms is prohibited.

24. Compliance with Laws and Quiet Possession.

Lessee shall comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city governments and all departments thereof, applicable to the demised premises. Lessor covenants and warrants that Lessee, on payment of rents and other sums due hereunder and the performance of all its covenants herein contained, shall have the full and unrestricted use, possession and enjoyment of the demised premises during the term hereof, subject only to the provisions of paragraph 25 hereof.

25. Subordination.

This lease shall be subordinate to any recorded or unrecorded mortgage lien(s) securing financing on the demised premises for the duration of this lease. If there is a default by the Lessor under any such mortgage, it shall not affect the tenancy of Lessee so long as the Lessee is not in default hereunder.

26. Signs.

Lessor grants to Lessee the right to affix a sign on the sign scroll in front of the demised premises. However, Lessor reserves the right to approve the type of sign or signs and Lessor shall not unreasonably withhold permission for approval. The sign must conform to the sign ordinance or rules applicable to signs by appropriate governmental authority. No sign shall be painted on any part of the exterior walls, nor shall any sign or signs be erected on the roof of the building on the demised premises. At the expiration of tenancy, any signs so installed by Lessee shall be removed from the building walls and/or from windows or doors, and any damage done shall be promptly repaired by Lessee, including the cost of sign removal and/or repainting over sign identification.

27. Surrender of Premises.

Upon the termination of this Lease, Lessee shall, at Lessee’s sole cost, remove all trade fixtures, office furniture and equipment (excluding electric light fixtures) installed by Lessee unless otherwise agreed to in writing by Lessor. Lessee shall also promptly repair any damage caused by such removal. Property not so removed shall be deemed abandoned by the Lessee at the termination of this Lease and title to the same shall thereupon pass to Lessor except that the Lessor shall have the right to charge the Lessee for time, labor, machinery, trucking and dumping to remove Lessee’s abandoned property, and to place the subject Premises in the same broom clean condition that the Premises were in at the time the Lessee first took possession of the subject Premises. Lessee shall indemnify the Lessor against any loss or liability resulting from delay by Lessee in so surrendering the premises, including without limitation, any claims made against Lessor by any succeeding Lessee founded on such delay.

28. Waiver of Subrogation.

The Lessor and the Lessee hereby release each other and each others’ Lessees and Sub-Lessees (and the employees, agents, licensees, customers and invitees of each other and such Lessees and Sub-Lessees) from any and all claims and liability for any loss, damage or injury by reason of fire or other casualty which could be insured against under a standard fire and extended coverage insurance policy issued on an all-risk basis including loss, damage or injury caused by negligence.

29A. Preparation of Premises (Lessor).

Lessor agrees to deliver the premises in clean, secure condition. All mechanical and electrical items including but without limitation heating, air-conditioning systems and plumbing shall be in good working order.

29B. Preparation of Premises (Lessee).

Lessee agrees at its expense: None.

30. Real Estate Taxes.

Lessee shall reimburse Lessor as additional rent for its proportionate share of any increase in Lessor’s annual real estate taxes regardless of the cause of such tax increase over the amount of such taxes paid by Lessor in the year 2009. Lessee’s liability herein shall begin with the payment due for the taxes paid in 2010 and thereafter for the taxes paid for the entire calendar year in the May and November installments, continuing each year thereafter so long as the Lessee, its successor or assigns, remains in the subject premises, including any lease renewals or holdovers. Lessee’s proportionate share shall be based on the square footage of the demised premises to the total square footage of the Firehouse Complex. Lessee’s proportionate share is subject to change upon change in total square footage of the complex.

The Lessee’s obligation, pursuant to this section shall become due and payable within thirty (30) days when billed upon the submission to Lessee by Lessor consisting of a statement showing the computations upon which Lessee’s payment obligation is based, together with photostatic copies of all applicable tax bills. In regard to any change in the assessment, Lessor agrees to give Lessee written notice of the proposed tax assessments, whether tentative or final, levied or proposed to be levied against the building and common facilities from time to time, promptly after receipt by Lessor of notice thereof. If Lessor elects not to contest such taxes, Lessor shall promptly notify Lessee thereof and thereafter Lessee, at its option and expense (and in the name of Lessor, if applicable law requires), may appropriately proceed to contest in good faith such taxes. Lessor shall cooperate with Lessee in such contest.

31. Attorney’s Fees.

Each party shall pay the other party’s reasonable legal costs and attorney’s fees incurred in successfully enforcing against the other party any covenant, term or condition of this lease.

32. Parking.

Lessee and the employees of the Lessee shall use the parking areas as highlighted in red on Exhibit ‘B’ attached.

33. Lessee and Lessor’s insurance obligations.

The Lessee shall carry Public Liability and Property Damage Insurance in amounts of not less than $1,000,000 for combined Bodily Injury and Property Damage Insurance.

Lessee shall furnish the Lessor with a Certificate of such insurance naming the Lessor an additional insured, said Certificate to be submitted to Lessor no later than five (5) days from the commencement date of this lease.

The Lessor shall carry Public Liability and Property Damage Insurance in amounts of not less than $1,000,000 for combined Bodily Injury and Property Damage Insurance.

34. Notices.

All notices to be given hereunder by either party shall be in writing and given by personal delivery to Lessor or the Lessee, or shall be sent by United States Certified or Registered Mail addressed to the party intended to be notified at the post office address of such party designated below or at such other address as may be designated by notice hereunder, and notice given as aforesaid shall be a sufficient service thereof and shall be deemed given as of the date when received.

35. Construction.

It is understood that the term Lessor and Lessee, used herein, shall be construed to mean Lessors and Lessees where there is more than one, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women shall in all cases be assumed as though fully expressed.

36. Binding Effect.

The covenants and agreements contained herein are binding upon the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.

37. Partial Invalidity.

In the event that any of the provisions of this lease shall contravene or be held invalid under the laws of the particular state, county or jurisdiction where used, such contravention or invalidity shall not invalidate the whole agreement, but it shall be construed as if not containing the particular provision of provisions held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

38. Applicable Law.

The validity, construction and enforcement of this agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

39. Memorandum of Lease.

Upon request of either party hereto, the parties hereto shall execute and acknowledge for recording a Memorandum of Lease. The party requesting the Memorandum of Lease, and recording thereof, shall pay the cost of such preparation and recording.

40. Common Area Maintenance.

Lessee agrees during the term of this Lease to contribute annually to a “Common Area Maintenance Fund” (CAM). This CAM Fund shall be collected, disbursed and administered by Lessor for maintenance, cleaning and repair of the parking areas, maintenance, planting and upkeep of the landscaping and for such other items or services as may, in the judgment of Lessor, benefit the Lessee. Common area charges will be assessed on the parking areas associated with the following buildings, the tile building, the penthouse, the carriage house and the firehouse. For snow removal on the properties covered by the parking lot lease please refer to paragraph 40. It being understood that the judgment of the Lessor in administering such funds shall be final so long as it is exercised in good faith. Lessee agrees to pay it’s prorata share based upon the ratio of the total area in the Demised Premises to the total square footage of the buildings known as the Firehouse Complex.

41. Common Facilities.

They are highlighted in yellow on Exhibit ‘B’ hereunto attached, common facilities showing the location of the parking areas, driveways and other public areas, provided that such areas shall at all times by subject to the control and management of Lessor and Lessor shall have the right to establish and modify from time to time and to enforce reasonable rules and regulations with respect to the use of all such areas. Lessee agrees to abide by such rules and regulations and to cooperate with Lessor in instructing its employees and invitees to comply therewith for the mutual benefit and convenience of all concerned.

42. Lessee’s Option to Renew.

Intentionally deleted.

WITNESS the signatures and seals of the above parties the day and year first written.

Signed, sealed and delivered in the presence of

Henry Amalgamated LLC (Lessor)

By:	/s/ Karl Northern
Printed:	Karl Northern
Title:	Co-Owner

Brownstone Publishing, LLC (Lessee)

By:	/s/ Thomas Harvey
Printed:	Thomas Harvey
Title:	CFO

Address of Lessor:	Address of Lessee:
1002 E. Washington St, Suite 300	1002 E. Washington Street, Suite 300
Indianapolis, IN 46202	Indianapolis, IN 46202